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                                                                    EXHIBIT 10.1


                                    AGREEMENT

        This Agreement is dated August 9, 2001 by and among Nextel Communications, Inc., a Delaware corporation ("COMPANY"), Digital Radio, L.L.C., a Washington limited liability company ("INVESTOR") and Craig O. McCaw ("INDIVIDUAL").

                                   BACKGROUND

        A. The parties to this Agreement are also parties to the Securities Purchase Agreement, dated as of April 4, 1995, (the "SECURITIES PURCHASE AGREEMENT") pursuant to which Investor acquired Class A Convertible Redeemable Preferred Stock of the Company ("CLASS A PREFERRED") and shares of Class B Convertible Preferred Stock of the Company ("CLASS B PREFERRED").

        B. Under the Securities Purchase Agreement, under the Restated Certificate of Incorporation of the Company (the "CERTIFICATE") and under the Bylaws of the Company (the "BYLAWS"), Investor has rights to representation on the "Operations Committee," a committee of the Board of the Company. Under certain circumstances, defined in the Securities Purchase Agreement and the Certificate, there may be certain consequences if the Board acts to abrogate the power of the Operations Committee or overrule an Operations Committee decision.

        C. Investor recently made distributions of Company stock to members of Investor, which could, under certain circumstances, change the rights and remedies of the parties under the Securities and Purchase Agreement and the Certificate. The parties desire to adjust their relationships as set forth in this Agreement.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants of this Agreement, the parties agree:

        1. Investor represents and warrants that the holdings of the Investor Group (as defined in the Securities Purchase Agreement) of the Company's Common Stock (including, Class A Preferred and Class B Preferred on an as converted basis) are 53,103,794 shares.

        2. Section 3.3 of the Securities Purchase Agreement is amended to delete the introductory paragraph of subsection (c) and clauses (i) through (iv) and to replace them with the following; the remainder of the Section 3.3 (including, clauses (v), (vi), and (vii) of subsection (c)) remain unchanged.

              (c) The lump-sum payment described in Section 3.3(b) shall not occur in connection with a Trigger Event if (x) the Board, by the vote of a majority of the non-Investor Directors who are Independent (as defined in Section 3.2), votes to overrule a decision taken by the Operations Committee or to take action contrary to the recommendation of the Operations Committee; or (y) the Trigger Event occurs by the lessor of (1) the Required Vote or (2) the vote of a majority of all the members of the Board then in office after:





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                        (i)     a Cause event applicable to Individual or any
                                member of the Investor Group other than an event that would permit removal of an Investor Director (other than Individual) under Section 3.8;

                        (ii) advance approval of the Trigger Event by the vote of a majority of the members of the Operations Committee;

                        (iii)   [Reserved];

                        (iv) at any time after July 28, 2005, the failure of the Investor Group's holdings of Common Stock (including, Class A Preferred and Class B Preferred on an as converted basis) to be at least 66-2/3% of Investor's Common Stock Holdings;

        3. The definition of "Common Stock Holdings" in Section 10.1 of the Securities Purchase Agreement is hereby amended to read in its entirety, as follows:

              "COMMON STOCK HOLDINGS" means a number of shares (from whatever source) equal to the following number of shares: (A) the Initial Common Shares plus (B) the Common Stock issued or issuable as a result of the conversion of the Class A Preferred Shares (and any Class C Preferred Shares into which Class A Preferred Shares have been converted) and/or the Class B Preferred Shares plus (C) all Common Stock acquired pursuant to exercise of the Options by Investor or its assignees, in each case subject to any adjustments to reflect changes in the Company's capital structure.

        4. The parties confirm that Section 3.6 of the Securities Purchase Agreement is superseded by the express terms of the Class A Preferred and that, in the event of any inconsistency, the terms of the Class A Preferred control. The parties confirm that Section 3.7 of the Securities Purchase Agreement is superseded by the express terms of the Class B Preferred and that, in the event of any inconsistency, the terms of the Class B Preferred control.

        5. Until July 28, 2005, or until the earlier of the termination of the Operations Committee or the occurrence of an event constituting Cause (as defined by Section 3.3(e)(i) of the Securities Purchase Agreement) with respect to Individual, Individual agrees to serve as a member of the Board of the Company as one of the Investor Directors and as a member of the Operations Committee and Investor agrees to designate Individual as one of the Investor Directors pursuant to Section 3.1 and as a member of the Operations Committee pursuant to Section 3.2.







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        IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first above written.




                                    DIGITAL RADIO, L.L.C.


                                    By:
                                        ----------------------------------
                                        Name: /s/ C. JAMES JUDSON
                                             -----------------------------
                                        Title: Vice President
                                              ----------------------------


                                    NEXTEL COMMUNICATIONS, INC.


                                    By:
                                        ----------------------------------
                                        Name:  Timothy M. Donahue
                                               President & Chief Executive
                                               Officer


                                    --------------------------------------
                                    Craig O. McCaw







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